Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE REPORTS SECOND QUARTER REVENUES OF $335.0 MILLION

SECOND QUARTER NET INCOME OF $10.9 MILLION, OR $0.41 PER SHARE

BOARD OF DIRECTORS INCREASES SHARE REPURCHASE AUTHORIZATION TO $75 MILLION
TAMPA, FL, August 2, 2016 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its second quarter of 2016. Revenues for the quarter ended June 30, 2016 were $335.0 million compared to $322.2 million for the quarter ended March 31, 2016, an increase of 4.0%, and compared to $337.4 million for the quarter ended June 30, 2015, a decrease of 0.7%. Net income for the quarter ended June 30, 2016 was $10.9 million, or $0.41 per share, as compared to $3.7 million, or $0.14 per share, for the quarter ended March 31, 2016, and compared to $11.6 million, or $0.41 per share, for the quarter ended June 30, 2015. Adjusted net income, a non-GAAP measure, for the quarter ended March 31, 2016 was $6.4 million, or $0.24 per share.
David L. Dunkel, Chairman and CEO, said, “Revenues in the second quarter improved to $335.0 million and were in line with our guidance. The improvement from Q1 was primarily due to 3.9% sequential growth in our Tech Flex business where we saw the reversal of prior period revenue declines in certain large clients to contribute positively to our sequential growth. Earnings per share of $0.41 was slightly higher than the midpoint of our expectations. The overall demand environment in both Tech and Finance and Accounting remains solid. Against an uncertain macro-economic backdrop, we continue to experience many secular drivers, particularly in our Tech Flex business.”
Mr. Dunkel continued, “We continue to believe that the T4 Next Gen contract vehicle could provide KGS with an opportunity to experience significant growth beginning in Q4 of 2016 with momentum going into 2017. We expect that the longer-term growth enabled by this contract vehicle will yield higher gross profit and operating margins than we are currently experiencing and provide a stable and more predictable revenue stream over the 10-year life of the contract vehicle.
We continue to make progress on several significant initiatives for supporting future growth. These include optimizing the alignment of our sales and delivery talent between Tech and FA, allocating our investments in talent toward markets, products, industries and clients that present us with the greatest opportunity for profitable revenue growth, and diversifying our client portfolio. We are also upgrading existing technology systems and implementing new technologies that will allow us to more effectively and efficiently serve our clients and candidates and improve the productivity and scalability of our organization.”

Joseph J. Liberatore, President, said, “Over the past three quarters, we have made significant strides in diversifying our business to mitigate risk and take advantage of the strength of our client portfolio. We believe these efforts are showing promising signs as clients outside our top 25 grew sequentially at twice the pace of our top 25 clients and should continue to provide additional opportunities to grow our business. We also remain dedicated to providing exceptional service to our largest customers with whom we have long-term relationships. We believe we are pursuing the mix of business that will lead to the greatest long-term success.”
Mr. Liberatore noted additional operational results for the second quarter include:

•	Flex revenues of $321.5 million in Q2 ‘16 decreased 0.4% from $322.9 million in Q2 ‘15.

•	Quarterly year-over-year growth in Flex revenues for FA and GS was 5.5% and 4.2%, respectively, while Tech experienced a decline of 2.9%.

•	Direct Hire revenues of $13.6 million in Q2 ‘16 decreased 6.0% from $14.4 million in Q2 ‘15.

•	Revenue-generating talent increased 5.9% year-over-year.
David M. Kelly, Chief Financial Officer, said, “We remain very focused on the actions necessary to reaccelerate revenue growth, in particular in our Tech Flex business, as well as making the necessary investments in KGS to position us for success in capturing the significant opportunities that we expect to present themselves under the recently awarded T4 Next Gen contract. We remain very confident in the demand environment within the markets and clients that we serve and still expect to meet or exceed our 7.5% operating margin target when $1.6 billion in annualized revenue is reached.”
Mr. Kelly continued, “The Board of Directors recently approved an increase in our share repurchase authorization, which brings the currently available authorization to $75 million. We expect to continue balancing the allocation of our capital, after capital expenditures and dividends, between share repurchases and debt retirement as conditions warrant. We are also pleased to announce that our Board of Directors declared a third quarter cash dividend on Kforce common stock of $0.12 per share. The cash dividend will be payable on September 23, 2016 to shareholders of record as of the close of business on September 9, 2016.”
Highlights for the second quarter include:

•	Flex gross profit margin increased 40 basis points to 28.8% in Q2 ‘16 from 28.4% in Q2 ‘15.

•	Selling, general and administrative expense as a percentage of revenues for Q2 ‘16 was 25.5% compared to 24.7% for Q2 ‘15.
Looking forward to the third quarter of 2016, there will be 64 billing days, which is the same as the preceding and prior year quarters. Current estimates of continuing operations for the third quarter of 2016 are:

•	Revenues of $335 million to $339 million

•	Earnings per share of $0.41 to $0.43

•	Gross profit margin of 31.5% to 31.7%

•	SG&A expense as a percent of revenue of 25.3% to 25.5%

•	Operating margin of 5.4% to 5.7%

•	Effective tax rate of 39.1%
On Tuesday, August 2, 2016, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The prepared remarks for this call are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Download Library under Shareholder Tools.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EST, Tuesday, August 2, 2016 through August 9, 2016 by dialing (855) 859-2056, passcode 99434196.
This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until August 9, 2016.

About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by more than 2,900 associates and more than 11,400 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates for temporary employment or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand for our services such as the resulting impact of any significant organizational changes within our largest clients; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2015, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015
Revenue by function:
Technology	$224,558	$216,588	$232,164
Finance & accounting	85,197	82,492	80,925
Government solutions	25,292	23,121	24,264
Total revenue	335,047	322,201	337,353
Direct costs of services	228,765	225,012	231,315
Gross profit	106,282	97,189	106,038
GP %	31.7%	30.2%	31.4%
Flex GP %	28.8%	27.3%	28.4%
Selling, general & administrative expenses	85,587	85,568	83,195
Depreciation & amortization	2,252	2,327	2,426
Income from operations	18,443	9,294	20,417
Other expense, net	718	555	991
Income before income taxes	17,725	8,739	19,426
Income tax expense	6,861	5,089	7,833
Net income	$10,864	$3,650	$11,593

Earnings per share - diluted	$0.41	$0.14	$0.41

Weighted average shares outstanding - diluted	26,335	26,842	28,337
Adjusted EBITDA	$22,478	$13,599	$23,986

Billing days	64	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,043	$1,497
Trade receivables, net of allowances	215,657	198,933
Income tax refund receivable	966	526
Deferred tax assets, net	3,990	4,518
Prepaid expenses and other current assets	12,754	9,060
Total current assets	234,410	214,534
Fixed assets, net	37,726	37,476
Other assets, net	28,629	28,671
Deferred tax assets, net	19,266	20,938
Intangible assets, net	3,850	4,235
Goodwill	45,968	45,968
Total assets	$369,849	$351,822
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$39,312	$39,227
Accrued payroll costs	54,361	46,125
Other current liabilities	1,513	1,287
Income taxes payable	1,993	1,107
Total current liabilities	97,179	87,746
Long-term debt – credit facility	95,785	80,472
Long-term debt – other	3,894	3,351
Other long-term liabilities	41,825	40,626
Total liabilities	238,683	212,195
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	710	705
Additional paid-in capital	424,888	420,276
Accumulated other comprehensive income	313	318
Retained earnings	163,004	155,096
Treasury stock, at cost	(457,749)	(436,768)
Total stockholders’ equity	131,166	139,627
Total liabilities and stockholders’ equity	$369,849	$351,822

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2016	Q1 2016	Q2 2015
Total Firm
Flex revenue (000’s)	$321,473	$309,636	$322,910
Hours (000’s)	5,563	5,451	5,535
Flex GP %	28.8%	27.3%	28.4%
Direct Hire revenue (000’s)	$13,574	$12,565	$14,443
Placements	994	912	1,028
Average fee	$13,651	$13,785	$14,047
Billing days	64	64	64
Technology
Flex revenue (000’s)	$219,412	$211,209	$225,873
Hours (000’s)	3,200	3,129	3,320
Flex GP %	27.8%	26.7%	27.6%
Direct Hire revenue (000’s)	$5,146	$5,379	$6,291
Placements	317	317	389
Average fee	$16,209	$16,992	$16,155
Finance & Accounting
Flex revenue (000’s)	$76,769	$75,306	$72,773
Hours (000’s)	2,363	2,322	2,215
Flex GP %	30.0%	28.7%	29.8%
Direct Hire revenue (000’s)	$8,428	$7,186	$8,152
Placements	677	595	639
Average fee	$12,451	$12,078	$12,763
Government Solutions
Flex revenue (000’s)	$25,292	$23,121	$24,264
Flex GP %	34.3%	28.4%	31.2%
Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Growth Rates
	(Per Billing Day)
	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Tech Flex	(2.9)%	(0.3)%	0.2%	6.6%	9.6%
Tech Direct Hire	(18.2)%	1.8%	7.8%	6.7%	24.9%
Total Tech	(3.3)%	(0.2)%	0.4%	6.6%	9.9%
FA Flex	5.5%	12.0%	15.7%	19.4%	21.2%
FA Direct Hire	3.4%	2.8%	15.7%	17.9%	7.9%
Total FA	5.3%	11.1%	15.7%	19.2%	19.7%
Total Staffing	(1.1)%	2.7%	4.3%	9.8%	12.3%
GS	4.2%	(12.1)%	(13.9)%	(1.8)%	1.3%
Total Firm	(0.7)%	1.5%	2.8%	8.8%	11.4%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Adjusted Net Income and Adjusted Net Income Per Share
"Adjusted Net Income", a non-GAAP financial measure, is defined as net income adjusted for certain non-recurring charges. "Adjusted Net Income Per Share", a non-GAAP financial measure, is Adjusted Net Income divided by the number of diluted weighted average shares outstanding. Adjusted Net Income and Adjusted Net Income Per Share should not be considered a measure of financial performance under generally accepted accounting principles and are presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our ongoing operations and to provide enhanced consistency and comparability. Adjusted Net Income and Adjusted Net Income Per Share are key performance measures used by management and provide useful information by excluding certain non-recurring charges that we believe are not indicative of the Company's core operating results, and consequently, management believes they are useful information to investors.

	Three Months Ended
	Jun. 30, 2016		Mar. 31, 2016		Jun. 30, 2015
	$	Per share	$	Per share	$	Per share
Net income	$10,864	$0.41	$3,650	$0.14	$11,593	$0.41
Non-recurring charges, pre-tax
Severance costs	—	—	1,742	0.06	—	—
Non-recurring charges, pre-tax	—	—	1,742	0.06	—	—
Income tax expense *	—	—	974	0.04	—	—
Adjusted net income	$10,864	$0.41	$6,366	$0.24	$11,593	$0.41

Weighted average shares outstanding - basic	26,180		26,693		28,134
Weighted average shares outstanding - diluted	26,335		26,842		28,337

*
The income tax expense reconciling item is composed of (i) an income tax expense of $1.7 million related to certain one-time non-cash adjustments, and (ii) an income tax benefit of $0.7 million related to the severance costs, which was calculated using the effective tax rate for the first quarter, excluding the impact of the severance costs and certain tax adjustments, of 39.3%.

Adjusted EBITDA
"Adjusted EBITDA", a non-GAAP financial measure, is defined by Kforce, and consistent with the definition included in our credit facility, as net income before depreciation and amortization, stock-based compensation expense, interest expense and other and income tax expense and is a key metric in our covenant calculations. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our ability to generate cash flows and our ability to repay our debt obligations and provides a good metric of our core profitability in comparing our performance to our competitors. Consequently, management believes it is useful information to investors.

	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015
	$	$	$
Net income	$10,864	$3,650	$11,593
Depreciation & amortization	2,263	2,337	2,426
Stock-based compensation expense	1,762	1,944	1,622
Interest expense and other	728	579	512
Income tax expense	6,861	5,089	7,833
Adjusted EBITDA	$22,478	$13,599	$23,986
Free Cash Flow
"Free Cash Flow", a non-GAAP financial measure, is defined by Kforce as net cash provided by (used in) operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view free cash flow as a complement to our financial statements.

	Six Months Ended
	June 30,
	2016	2015
Net income	$14,514	$17,378
Non-cash provisions and other	12,366	11,854
Changes in operating assets/liabilities	(11,223)	(3,229)
Capital expenditures	(3,182)	(3,604)
Free cash flow	12,475	22,399
Change in debt	15,313	288
Repurchases of common stock	(22,185)	(17,678)
Cash dividend	(6,298)	(6,201)
Other	241	1,605
Change in cash	$(454)	$413